UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2010

North American Galvanizing & Coatings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-3920	71-0268502
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5314 S. Yale Avenue Suite 1000 Tulsa, Oklahoma	74135
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (918) 494-0964

                                             N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

On March 31, 2010, North American Galvanizing & Coatings, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with AZZ incorporated, a Texas corporation (“Parent”), and Big Kettle Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Purchaser”). Pursuant to the Merger Agreement, Purchaser commenced a tender offer (the “Offer”) on May 7, 2010 for all of the Company’s outstanding shares of common stock, par value $0.10 per share (the “Company Common Stock”), at a purchase price of $7.50 per share in cash, without interest (less any applicable withholding taxes) (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 7, 2010, and the related Letter of Transmittal.

The Offer expired at 5:00 p.m., Central Daylight Saving Time, on June 14, 2010 (the “Expiration Time”). Based on information from the depositary, as of the Expiration Time, a total of approximately 12,900,591 shares of Company Common Stock were validly tendered and not withdrawn pursuant to the Offer, resulting in a change in control of the Company. The depositary has also advised that an additional 117,395 shares of Company Common Stock have been tendered subject to guaranteed delivery procedures. These shares of Company Common Stock (together with (x) the shares of Company Common Stock beneficially owned by Parent, Purchaser or their respective subsidiaries and (y) the shares of Company Common Stock that are issuable upon exercise of options, that are held in trust pursuant to the Company’s Director Stock Unit Program or that constitute restricted shares, in each case which the Purchaser has an option to purchase), represent approximately 83% of the Company’s outstanding shares of Company Common Stock determined on a fully diluted basis.

The number of shares of Company Common Stock tendered pursuant to the Offer satisfies certain conditions set forth in the Merger Agreement. All shares of Company Common Stock that were validly tendered in the Offer and not withdrawn have been accepted for payment, and Purchaser will pay for all such shares of Company Common Stock promptly.

The Merger Agreement provides, among other things, that following the consummation of the Offer and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement and in accordance with the Delaware General Corporation Law, Purchaser will merge with and into the Company (the “Merger”), and each share of Company Common Stock not acquired in the Offer will be cancelled and converted into the right to receive the Offer Price (other than shares of Company Common Stock held in the treasury of the Company or owned by Parent, Purchaser or any of their subsidiaries, and shares of Company Common Stock held by stockholders who properly demand appraisal rights). Following the effective time of the Merger, the Company will continue as an indirect wholly owned subsidiary of Parent. The closing of the Merger is subject to approval by holders of two-thirds of the outstanding shares of Company Common Stock entitled to vote at a meeting of the stockholders of the Company, voting together as a single class. As a result of the number of shares of Company Common Stock tendered in the Offer, Purchaser holds a sufficient number of shares of Company Common Stock such that the vote of any other stockholder of the Company will not be required to approve the Merger.

As a result of the foregoing, Parent became entitled under the Merger Agreement to designate certain directors of the Company, as described in more detail under Item 5.02 of this Current Report on Form 8-K below.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on April 5, 2010 and is incorporated herein by reference. In particular, the representations, warranties and covenants set forth in the Merger Agreement (1) were made solely for purposes of the Merger Agreement and solely for the benefit of the contracting parties, (2) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made to Parent and Purchaser in connection with the Merger Agreement, (3) will not survive consummation of the Merger, (4) are qualified in certain circumstances by a materiality standard which may differ from what may be viewed as material by investors, (5) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement, and (6) may have been included in the Merger Agreement for the purpose of allocating risk between the parties rather than establishing matters as facts. Investors are not third party beneficiaries under the Merger Agreement, and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the parties. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in subsequent public disclosure.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Merger Agreement provides that, upon the purchase by Purchaser pursuant to the Offer of such number of Shares in satisfaction of certain conditions under the Merger Agreement, and from time to time thereafter, Purchaser is entitled to designate directors (the “Purchaser Designees”) to serve on the Board of Directors of the Company (the “Company Board”) up to such number of directors equal to the product (rounded up to the next whole number) obtained by multiplying (x) the total number of directors on the Company Board (giving effect to any increase in the number of directors pursuant to the Merger Agreement) by (y) the percentage that the aggregate number of shares of Company Common Stock beneficially owned by Purchaser bears to the total number of shares of Company Common Stock then outstanding.

Following the election or appointment of the Purchaser Designees and prior to the effective time of the Merger, the Company Board will have at least 2 directors who were directors of the Company on March 31, 2010 and who were not officers of the Company and who are independent directors for purposes of the applicable listing and corporate governance rules and regulations of the NASDAQ Stock Market LLC.

On June 14, 2010, in connection with the consummation of the Offer, each of Linwood J. Bundy, Ronald J. Evans, Gilbert L. Klemann, II, Patrick J. Lynch and John H. Sununu resigned as directors of the Company. Ronald J. Evans also resigned as Chief Executive Officer, President and an employee of the Company. On the same date, the Company Board filled the vacancies created by these resignations by appointing David H. Dingus, Dana L. Perry, Ashok E.

Kolady and Tim E. Pendley to serve as directors of the Company, and David H. Dingus to serve as Chief Executive Officer and President of the Company.

Each of the new directors was appointed pursuant to the Merger Agreement at the request of Purchaser. The biography of each new director and the new Chief Executive Officer and President is contained in Annex I to the Solicitation/Recommendation Statement on Schedule 14D-9 filed by the Company on May 7, 2010 and is incorporated herein by reference.

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 17, 2010

North American Galvanizing & Coatings, Inc.

By:	/s/ David H. Dingus
Name: David H. Dingus
Title:	President and Chief Executive Officer